Exhibit 10.19
Execution Version
Allen Media and BuzzFeed Reciprocal Media Commitment Binding Term Sheet
This binding reciprocal media commitment term sheet (“Term Sheet”) is by and between Allen Media, LLC, a Delaware limited liability company (“AMG”) and BuzzFeed, Inc., a Delaware corporation (“BF”) (collectively, the “parties” and each a “party”).

Parties
Allen Media, LLC and BuzzFeed, Inc. (a party will be referred to as an “Advertiser” if making a Qualified Media Spend and a “Media Owner” if accepting the Qualified Media Spend for a media property, platform or service (“Media Platform”).

“Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with, a party, provided, however, that (i) BF and its subsidiaries shall not be deemed Affiliates of AMG for any purpose under this Term Sheet, and (ii) AMG and its subsidiaries shall not be deemed Affiliates of BF for any purpose under this Term Sheet. Each party shall cause its Affiliates to comply with this Term Sheet, and each party shall be responsible for, and shall be jointly and severally liable with its Affiliates for, all obligations of its Affiliates hereunder, including payment for Purchased Media (defined below).

“AMG Properties” means the media properties, platforms, time buys and services owned or operated by AMG and its Affiliates, as listed on Schedule A, which AMG may update from time to time upon written notice to BF. “BF Properties” means the media properties, platforms and services owned or operated by BF and its subsidiaries, as listed on Schedule B, which BF may update from time to time upon written notice to AMG to reflect properties acquired, launched, divested or discontinued.

Effective Date
The date on which this Term Sheet has been executed and delivered by both parties (the “Effective Date”). BF represents and warrants that this Term Sheet shall only be executed by BF, following approval of this Term Sheet by the Audit Committee of the Board of Directors of BF in accordance with BF’s Related Party Transactions Policy and its subsequent ratification by the disinterested directors of the full Board.

Exhibit 10.19
Execution Version

Term
The term of this Term Sheet shall commence on the Effective Date and continue for an initial period of twelve (12) months (the “Initial Term”), and may renew for additional twelve (12) month periods (each, a “Renewal Term”) upon written agreement of the parties (provided there has been advance written Audit Committee approval), subject to earlier termination in accordance with the “Termination” paragraph (the Initial Term together with all Renewal Terms, if any, the “Term”). Each twelve (12) month period commencing on the Effective Date or an anniversary thereof is a “Contract Year” (also referred to herein as a “Year”). Each successive three (3) month period within a Contract Year, the first of which commences on the Effective Date (or the applicable anniversary thereof), is a “Quarter”.

Exhibit 10.19
Execution Version

Spend Commitment
AMG Spend Commitment: Up to $12,000,000.00 USD, an amount equal to 120 percent (120%) of BF’s actual Qualifying Media Spend (“AMG Spend Commitment”) in Qualifying Media Spend by AMG and its Affiliates on BF Properties in the relevant Contract Year.

BF Spend Commitment: Up to $10,000,000 USD, an amount equal to 83.33 percent (83.33%) of AMG’s actual Qualifying Media Spend (“BF Spend Commitment”) in Qualifying Media Spend by BF and its Affiliates on AMG Properties in the relevant Contract Year.

Satisfying the Spend Commitment: The parties must mutually agree to a party’s Qualifying Media Spend prior to such party making the Qualifying Media Spend. If BF makes a Qualifying Media Spend on AMG Properties in advance of AMG making a Qualifying Media Spend, then AMG shall satisfy the AMG Spend Commitment by promptly making a Qualifying Media Spend on BF Properties in an amount equal to one hundred twenty percent (120%) of BF’s Qualifying Media Spend (subject to AMG’s cap). If AMG makes a Qualifying Media Spend on BF Properties in advance of BF making a Qualifying Media Spend, then BF shall satisfy the BF Spend Commitment by promptly making a Qualifying Media Spend on AMG Properties in an amount equal to 83.33 percent (83.33%) of AMG’s actual Qualifying Media Spend (subject to BF’s cap and to the Audit Committee approval requirement in the “Qualifying Media Spend” paragraph). At no time shall BF be required to make a Qualifying Media Spend prior to AMG making a Qualifying Media Spend. Neither party shall have an obligation to make, and shall not be in breach of their respective Spend Commitment for declining to make, a Qualifying Media Spend in respect of any Insertion Order where the Purchased Media has not yet run.

The AMG Spend Commitment and the BF Spend Commitment shall be collectively referred to as the “Spend Commitment”. Neither party shall be in breach for not spending up to its Spend Commitment in a given contract year; provided each party matches the other party’s Spend Commitment at each party’s respective Spend Commitment percentage.

Exhibit 10.19
Execution Version

Shortfall True-Up
If, as of the end of any Quarter, a party and its Affiliates have not made Qualifying Media Spend equal to that party’s percentage of applicable Spend Commitment made by the other party in said Quarter (the deficiency, a “Quarterly Shortfall”), the Media Owner shall give written notice of the Quarterly Shortfall and the Advertiser shall, within sixty (60) days thereafter, cure the Quarterly Shortfall by purchasing additional Purchased Media (defined below) on the Media Owner’s Media Platforms in an amount equal to the Quarterly Shortfall. Any Quarterly Shortfall not so cured shall be paid by the Advertiser to the Media Owner in cash within thirty (30) days after the end of such cure period, and the Media Owner shall make available to the Advertiser, within the following twelve (12) months, Purchased Media (defined below) having a value equal to the amount so paid, at the rates then in effect under this Term Sheet. Neither party shall be deemed to have a Quarterly Shortfall to the extent the deficiency results from the other party’s failure to make inventory available in accordance with the “Media Availability” paragraph, the other party’s rejection of placements, or the other party’s own Quarterly Shortfall. The existence and amount of any Quarterly Shortfall shall be determined solely as of the end of each Quarter (or, upon termination, as provided in the “Termination” paragraph), and not as of the end of any month. The foregoing is in addition to, and not in lieu of, any other remedy available to the Media Owner.

Exhibit 10.19
Execution Version

Qualifying Media Spend
“Qualifying Media Spend” includes all amounts actually paid in cash by an Advertiser and its Affiliates for any advertising, promotional or sponsorship media, or any ad-serving, creative production and measurement services directly ancillary to such media, that ran and was invoiced by the Media Owner during the Term (“Purchased Media”), regardless of Media Platform. For clarity, Qualifying Media Spend will include purchases directly from Media Owner and its Affiliates, or indirectly through agencies, exchanges, ad platforms, or other intermediaries, provided that the Qualifying Media Spend shall be the net amounts paid to Media Owner and its Affiliates, i.e. the Qualifying Media Spend shall not include commissions or other similar payments to such agencies, exchanges, ad platforms, or other intermediaries, and shall exclude any amounts refunded or credited to Advertiser, any make-good or bonus inventory delivered without charge, applicable taxes, and any amounts disputed in good faith until such dispute is resolved. A Qualifying Media Spend will be credited against the Spend Commitment for the Year in which the corresponding Purchased Media ran, provided that amounts invoiced for media that ran in a Contract Year and paid within the payment terms set forth in the applicable Insertion Order (or, if none, within forty-five (45) days after invoice) shall be credited to such Contract Year notwithstanding payment after its end. BF’s Audit Committee must approve in writing all Qualifying Media Spend by BF in advance and no such Qualifying Media Spend shall occur in the absence of said written approval; provided such non approval shall not eliminate BF’s Spend Commitment as described above. Notwithstanding the foregoing, AMG’s Qualifying Media Spend must all constitute direct sales advertising (with associated production costs borne by AMG) (“Direct Sales”). All of BF’s Qualifying Media Spend shall be directed by BF’s Audit Committee.

Exhibit 10.19
Execution Version

Media Rates
An Advertiser and its Affiliates will purchase Purchased Media per the prices of attached Schedules C and D (or, if the Purchased Media product type is not captured by Schedules C and D, per negotiated market rates), which are no more favorable to Advertiser than the rates and terms that Media Owner then offers to unaffiliated advertisers for comparable inventory, volume, flight dates and payment terms, subject only to such volume discounts, rebates or refunds as are expressly set forth in the applicable Insertion Order. Nothing in this Term Sheet constitutes a most-favored-customer commitment by either party. Each Year the parties will meet to review Schedules C and D and negotiate in good faith to address any concerns about the competitiveness of Schedules C and D. The parties intend that all Purchased Media be bought and sold on arm’s-length terms, and each Media Owner shall maintain, and upon request make available to the other party’s audit committee and independent auditors, documentation reasonably sufficient to demonstrate that the rates charged hereunder satisfy the foregoing standard.[1]

Insertion Orders
Each Purchased Media will be governed by the terms of this Term Sheet, and the additional terms stated in the applicable insertion order mutually agreed upon and executed by the authorized representatives of each party (“Insertion Order”); provided that the terms of an Insertion Order cannot modify this Term Sheet. In the event of any conflict between this Term Sheet and the Insertion Order, the terms of this Term Sheet will prevail to the extent necessary to resolve the conflict. Media Owner will, upon the reasonable request of Advertiser or its Agencies (defined below), provide proof of appearance of media placements on the Media Platforms and compliance with Insertion Orders in accordance with the substantiation requirements specified in the applicable Insertion Order, or, if none are specified therein, in a manner consistent with past practice between the parties with respect to the applicable type of media and/or inventory. Advertiser will have no obligation to pay for any media placements that are not delivered or that do not conform to the applicable Insertion Order.

Notwithstanding anything to the contrary in any Insertion Order and irrespective of whether the Purchased Media was made directly by the Advertiser or its Agencies (defined below), (a) the IAB/4A’s Standard Terms and Conditions for Internet Advertising for Media Buys One Year or Less, Version 3.0, shall apply to digital Purchased Media to the extent not inconsistent with this Term Sheet; (b) where BF is the Media Owner, it shall invoice monthly in arrears and Advertiser (or its Agencies (defined below)) shall pay each undisputed invoice amount within ten (10) days after receipt), and where AMG is the Media Owner, it shall invoice monthly in arrears and Advertiser (or its Agencies (defined below)) shall pay each undisputed invoice amount within seventy (70) days after receipt; (c) in the event of under-delivery, if applicable pursuant to the terms of any Insertion Order, Media Owner shall, at its election, provide make-good placements of comparable value within sixty (60) days or credit the shortfall against the next invoice, and such make-good or credit shall be Advertiser’s sole remedy for under-delivery; (d) Advertiser may cancel any Insertion Order upon not less than fourteen (14) days’ prior written notice for standard digital inventory and thirty (30) days’ prior written notice for premium, sponsorship, custom or linear inventory, and shall remain liable for media run prior to the effective date of cancellation and for any non-cancellable third-party costs incurred; and (e) all rates are exclusive of sales, use, VAT and similar taxes, which shall be borne by Advertiser (other than taxes on Media Owner’s income).

Media Agencies
A Media Owner acknowledges that an Advertiser may purchase media via agencies and other intermediaries acting on an Advertiser’s behalf (“Agencies”). A Media Owner and its Affiliates will cooperate with any Agencies to manage media purchases and related services. Unless otherwise agreed by the parties, all billing for such media purchased via Agencies will occur through those Agencies; provided, however, that (i) Advertiser shall remain primarily liable, jointly and severally with its agency, for all amounts payable for Purchased Media, regardless of whether Advertiser has paid its Agency, and sequential liability shall not apply; (ii) Media Owner may, upon not less than thirty (30) days’ written notice, require that any or all Insertion Orders be billed directly to Advertiser; and (iii) all agency fees, commissions and intermediary costs shall be for Advertiser’s sole account.

1 NTD: Parties to exchange and negotiate media rates pricing schedules.

Exhibit 10.19
Execution Version

Media Availability
Subject to any contractual exclusivity or other binding commitments in place with third parties, and Media Owner’s standard advertising acceptance policies, editorial, content and brand-safety standards applicable to all third parties and applicable law, and subject to reasonable lead times and availability for premium inventory, each Media Owner will make available its generally available advertising inventory on its Media Platform for purchase by an Advertiser or its Affiliates on a non-exclusive basis. Nothing in this Term Sheet obligates a Media Owner to make available editorial content or placements, custom or branded content (which shall be the subject of a separate statement of work), inventory reserved for existing or future direct-sold programs, or inventory on third-party platforms that Media Owner does not control, nor restricts a Media Owner from selling any inventory to any third party. Notwithstanding the foregoing, the final approval of any placement resides with the Media Owner (and, in the case of BF, the BF Audit Committee), and Media Owner (or, in the case of BF, the BF Audit Committee) may reject, or remove at any time, any advertisement or placement that does not comply with its standard policies applicable to all third party advertisers or applicable law or that Media Owner reasonably determines could harm its brand, reputation or relationships with its audience or other advertisers. In addition, AMG must comply with its Direct Sales obligation.

Exhibit 10.19
Execution Version

Termination
Either party may terminate this Term Sheet for any reason by providing at least sixty (60) days’ prior written notice to the other party. In addition, (a) either party may terminate this Term Sheet upon written notice if the other party materially breaches this Term Sheet and fails to cure such breach within thirty (30) days after written notice thereof, or becomes insolvent, makes an assignment for the benefit of creditors, or becomes the subject of any bankruptcy, receivership or similar proceeding; (b) either party may terminate this Term Sheet upon thirty (30) days’ written notice following a Change of Control of the other party or the sale or discontinuation of all or a material portion of the other party’s Media Platforms; and (c) BF may terminate this Term Sheet upon written notice of the Audit Committee of BF’s Board of Directors if it determines that the continuation of this Term Sheet is not in the best interests of shareholders consistent with BF’s Related Party Transactions Policy, applicable law or stock exchange rules, or the advice of BF’s independent auditors.

“Change of Control” means any transaction or series of transactions resulting in a person or group (other than a party’s existing Affiliates) acquiring control of a party or all or substantially all of its assets.

Upon any termination or expiration of this Term Sheet, (i) each party’s Spend Commitment for the then-current Contract Year shall be prorated through the effective date of termination and any Shortfall shall be determined and settled in accordance with the “Shortfall” paragraph; (ii) Insertion Orders executed prior to the effective date of termination shall, at the Advertiser’s election, either be performed in accordance with their terms or cancelled without penalty as to media not yet run; and (iii) all accrued payment obligations and the “Shortfall,” “Reporting and Audit,” “Related Party Matters,” “Confidentiality,” “Indemnification; Limitation of Liability” and “Governing Law; Venue” paragraphs shall survive.

Governing Law; Venue
This Term Sheet shall be construed under the laws of the State of New York and any action relating to the Term Sheet shall be filed in a court of competent jurisdiction located in the county of New York, New York, where the parties agree to personal jurisdiction.

Exhibit 10.19
Execution Version

Schedules
Schedule A (AMG Properties), Schedule B (BF Properties), Schedule C (AMG Media Rates), and Schedule D (BuzzFeed Media Rates) are attached hereto and incorporated herein. Purchased Media on a property that is sold or transferred to an unaffiliated third party shall constitute Qualifying Media Spend only to the extent such media ran prior to the closing of such sale or transfer.

Reporting and Audit
Within thirty (30) days after the end of each Quarter, each Media Owner shall deliver to the other party a written statement setting forth, for such Quarter and cumulatively for the Contract Year, all Qualifying Media Spend made by the Advertiser and its Affiliates on the Media Owner’s Media Platforms, itemized by Media Platform, Insertion Order, paying entity (including any agency) and amount paid, together with such supporting detail as the other party may reasonably request for purposes of its financial reporting, audit committee oversight and compliance with applicable securities laws. The parties shall reconcile such statements within forty-five (45) days after the end of each Quarter and shall promptly correct any discrepancy. Each party shall maintain complete and accurate records relating to this Term Sheet for at least three (3) years after the Term and, not more than once per Contract Year (and once following termination), shall permit the other party or its independent accountants, upon reasonable notice, to audit such records during normal business hours and in a manner that does not materially disrupt business operations. If any such examination results allege an understatement or overstatement of Qualifying Media Spend during the period, the party making such claim shall supply the other party with a copy of the audit examination results for the other party’s review and to verify or dispute. In addition, any such claim, if and when made, must relate to the then-current calendar year or the immediately preceding calendar year only. If any audit reveals an understatement or overstatement of Qualifying Media Spend of more than five percent (5%) for the audited period, the audited party shall bear the reasonable cost of the audit and the parties shall promptly adjust the Shortfall calculation accordingly.

Related Party Matters
AMG acknowledges that its Affiliate, Allen Family Digital, controls BF, that BF is a publicly traded company subject to the reporting requirements of the Securities Exchange Act of 1934 and the rules of The Nasdaq Stock Market, and that this Term Sheet and each Insertion Order hereunder constitute related party transactions subject to review and approval by the Audit Committee of BF’s Board of Directors under BF’s Related Party Transactions Policy. Each party represents and agrees that (a) it is entering into this Term Sheet and will purchase Purchased Media for its own bona fide business and marketing purposes, in amounts and on terms it has independently determined to be commercially reasonable; (b) all Purchased Media shall be paid for in cash in accordance with the applicable Insertion Order, and no party shall set off, net or otherwise satisfy any amount payable hereunder against any amount payable to it by the other party or its Affiliates under this Term Sheet or any other agreement; (c) except for conditionality of the BF Spend Commitment, no purchase of Purchased Media by a party is conditioned upon any purchase by the other party; and (d) all Purchased Media shall be priced in accordance with the “Media Rates” paragraph. Notwithstanding the “Confidentiality” paragraph or any other provision of this Term Sheet, BF may disclose this Term Sheet, any Insertion Order and the terms and status thereof to the extent BF determines, on the advice of counsel, that such disclosure is required or highly advisable under applicable securities laws, stock exchange rules or in response to any regulatory inquiry, and may file this Term Sheet as an exhibit to its periodic or current reports.

Exhibit 10.19
Execution Version

Confidentiality
Each party shall hold in confidence, and shall not disclose to any third party or use other than for purposes of this Term Sheet, the terms of this Term Sheet and all non-public information concerning the other party’s rates, spend, inventory, audience, data, business or affairs received in connection herewith (“Confidential Information”), using at least the same degree of care it uses to protect its own confidential information of like kind and not less than reasonable care. Confidential Information excludes information that is or becomes public other than by breach, was known to the recipient without restriction before disclosure, is independently developed, or is rightfully received from a third party without restriction. A party may disclose Confidential Information (i) to its and its Affiliates’ directors, officers, employees, agencies, auditors, counsel and other advisors who need to know it and are bound by confidentiality obligations, (ii) to the extent required by law, regulation, stock exchange rule or legal process, after (where permitted) giving the other party prompt notice and a reasonable opportunity to seek protective treatment, and (iii) in the case of BF, as permitted by the “Related Party Matters” paragraph. Neither party shall issue any press release or public statement regarding this Term Sheet or the relationship contemplated hereby without the prior written consent of the other party, not to be unreasonably withheld, conditioned or delayed, except as required by law or stock exchange rule. These obligations survive for three (3) years after the end of the Term.

Trademark License
Each party grants the other a limited, non-exclusive, non-transferable, non-sublicensable (except to agencies acting on its behalf), revocable license during the Term to use its trademarks, trade names and logos (“Marks”) solely to run the advertising and promotional materials of the Advertiser. All goodwill arising from use of a party’s Marks inures to its owner. Nothing in this Term Sheet grants either party any right in or to the other party’s content, platforms, data or intellectual property except as expressly set forth herein, and nothing herein shall be construed as an endorsement by a Media Owner of any Advertiser or its products, services or content.

Exhibit 10.19
Execution Version

Compliance with Law; Data and Privacy
Each party shall comply with all laws, regulations, self-regulatory codes and platform policies applicable to its performance hereunder, including advertising, consumer protection, endorsement, privacy and data protection, anti-corruption and sanctions laws. Advertiser is solely responsible for the content, accuracy and legality of its advertisements, claims, disclosures and landing pages. Neither party shall provide the other with personal information (as defined under applicable privacy law) except pursuant to a written data processing agreement, and each party retains all rights in its first-party audience and performance data. Campaign delivery and performance data provided by a Media Owner is Confidential Information of the Media Owner and may be used by Advertiser solely to evaluate and optimize the applicable campaign.

Representations and Warranties
Each party represents and warrants that (a) it is duly organized and in good standing and has full power and authority to enter into and perform this Term Sheet; (b) this Term Sheet has been duly authorized by all necessary corporate or limited liability company action (including, in the case of BF, approval by the Audit Committee of its Board of Directors) and constitutes its valid and binding obligation; (c) its execution and performance of this Term Sheet do not conflict with any law, order or agreement binding on it or its Affiliates; (d) as Media Owner, it owns or controls the Media Platforms on which it sells Purchased Media and has the right to sell such inventory; and (e) as Advertiser, its advertisements and any materials it supplies will not infringe or misappropriate any third-party right, will not be defamatory or obscene, and will comply with applicable law.

Indemnification; Limitation of Liability
Each Advertiser shall defend, indemnify and hold harmless the Media Owner and its Affiliates and their respective directors, officers, employees and agents from and against all third-party claims, losses, liabilities and expenses (including reasonable attorneys’ fees) arising out of or relating to Advertiser’s advertisements, products, services, Marks or materials, or Advertiser’s breach of this Term Sheet or applicable law. Each Media Owner shall defend, indemnify and hold harmless the Advertiser and its Affiliates and their respective directors, officers, employees and agents from and against all third-party claims, losses, liabilities and expenses arising out of any claim that the Media Owner’s Media Platforms (excluding Advertiser materials) infringe a third party’s intellectual property rights, or Media Owner’s breach of this Term Sheet or applicable law. EXCEPT FOR A PARTY’S INDEMNIFICATION OBLIGATIONS, PAYMENT AND SHORTFALL OBLIGATIONS, BREACH OF CONFIDENTIALITY, FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (A) NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OR LOST PROFITS, AND (B) EACH PARTY’S AGGREGATE LIABILITY UNDER THIS TERM SHEET SHALL NOT EXCEED THE AMOUNTS PAID OR PAYABLE TO IT HEREUNDER IN THE TWELVE (12) MONTHS PRECEDING THE EVENT GIVING RISE TO THE CLAIM.

Exhibit 10.19
Execution Version

Non-Exclusivity; Independent Contractors
This Term Sheet is non-exclusive. Nothing herein restricts either party or its Affiliates from purchasing media from, or selling media to, any third party, including competitors of the other party, or confers on either party any most-favored-customer or similar right. Neither party is obligated to purchase media in excess of its Spend Commitment. The parties are independent contractors, and nothing in this Term Sheet creates a partnership, joint venture, agency, franchise or fiduciary relationship between them or authorizes either party to bind the other.

Assignment and Change of Control
Neither party may assign or transfer this Term Sheet, or any of its rights or obligations hereunder, without the prior written consent of the other party, except that either party may, upon written notice, assign this Term Sheet in its entirety to a successor to all or substantially all of its business or assets to which this Term Sheet relates, provided that the assignor shall remain liable for all obligations accrued prior to the assignment. Any purported assignment in violation of this paragraph is void. This Term Sheet binds and benefits the parties and their permitted successors and assigns.

Exhibit 10.19
Execution Version

Force Majeure
Neither party shall be liable for any failure or delay in performance (other than payment obligations) caused by events beyond its reasonable control, including acts of God, war, terrorism, civil unrest, labor disputes, governmental action, epidemics, failures of third-party platforms, networks or utilities, or changes in third-party platform policies, provided it gives prompt notice and uses commercially reasonable efforts to resume performance. The Spend Commitments obligations shall be equitably adjusted for any period during which a Media Owner is unable to make inventory available by reason of such an event. If such an event continues for more than sixty (60) consecutive days, either party may terminate this Term Sheet upon written notice.

Notices
All notices hereunder shall be in writing and delivered by hand, nationally recognized overnight courier or email (with confirmation of transmission) to the addresses set forth on the signature page or as subsequently designated by notice. This Term Sheet (including its Schedules and any Insertion Orders) constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior proposals and understandings with respect thereto; provided that this Term Sheet does not amend, supersede or terminate any other agreement between the parties or their Affiliates in effect on the Effective Date, including any existing insertion orders, statements of work or services agreements, each of which shall continue in accordance with its terms. This Term Sheet may be amended or waived only by a written instrument signed by both parties (and, in the case of BF, approved in accordance with its Related Party Transactions Policy). If any provision is held unenforceable, the remainder shall continue in effect and the provision shall be enforced to the maximum extent permitted. No failure or delay in exercising any right shall operate as a waiver. This Term Sheet may be executed in counterparts and by electronic signature, each of which shall be deemed an original.

Exhibit 10.19
Execution Version
IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this binding Term Sheet as of the Effective Date.

Allen Media, LLC                     BuzzFeed, Inc.

Signed Name: /s/ Tom O'Brien            Signed Name: /s/ Matthew Omer

Printed Name: Tom O'Brien                Printed Name: Matthew Omer

Title: Executive Vice President            Title: Chief Financial Officer